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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-43574, 333-57782, 333-79573, 333-79553,
333-56905, 333-39747 and 333-28725) and on Form S-3 (No.'s 333-79659, 333-58659,
333-48513, 333-66120, 333-19601 and 333-39747) of Advent Software, Inc. of our
reports dated February 4, 2002, except for the matters discussed in Note 10, as to which the date is February 14, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in Advent Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers LLP
San Jose, California
March 12, 2002